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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration Statement No. 33-58563, Registration Statement No. 333-10797, Registration Statement No. 333-13115 and Registration Statement No. 333-16563 on Forms S-8 and Registration Statement No. 333-18345 on Form S-3 of our report dated January 22, 1998, incorporated by reference in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Dallas, Texas
March 17, 1998